                COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11.1
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                   (UNAUDITED)


BASIC INCOME (LOSS) PER COMMON SHARE:

                                                THREE MONTHS ENDED               SIX MONTHS ENDED
                                                     JUNE 30,                         JUNE 30,
                                           --------------------------       ---------------------------
                                              2000           1999               2000           1999
                                           -----------    -----------       -----------     -----------
Net income (loss)                          $    (7,542)   $       910       $    (9,584)    $    (2,403)
                                           ===========    ===========       ===========     ===========

Weighted average shares
outstanding                                 22,480,071     22,480,071        22,480,071      22,479,755
                                           ===========    ===========       ===========     ===========

Income (loss) per common share             $     (0.34)   $      0.04       $     (0.43)    $     (0.11)
                                           ===========    ===========       ===========     ===========

DILUTED INCOME (LOSS) PER COMMON SHARE:

                                                THREE MONTHS ENDED               SIX MONTHS ENDED
                                                     JUNE 30,                         JUNE 30,
                                           --------------------------       ---------------------------
                                              2000           1999               2000           1999
                                           -----------    -----------       -----------     -----------
Net income (loss)                          $    (7,542)   $       910       $    (9,584)    $    (2,403)
                                           ===========    ===========       ===========     ===========

Weighted average shares
outstanding                                 22,480,071     22,480,071        22,480,071      22,479,755

Effect of dilutive shares-stock
options                                              -         19,417                 -               -
                                           -----------    -----------       -----------     -----------

Total weighted average dilutive
shares                                      22,480,071     22,499,488        22,480,071      22,479,755
                                           ===========    ===========       ===========     ===========

Income (loss) per common share             $     (0.34)   $      0.04       $     (0.43)    $     (0.11)
                                           ===========    ===========       ===========     ===========